UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Issuance of Senior Secured Notes

On June 3, 2016, Universal Health Services, Inc. (the “Company”) completed its previously announced offering of $400 million aggregate principal amount of 4.750% Senior Secured Notes due 2022 at 101.5% to yield 4.35% (the “New 2022 Notes”) and $400 million aggregate principal amount of 5.000% Senior Secured Notes due 2026 (the “2026 Notes”). The New 2022 Notes and the 2026 Notes were offered only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The New 2022 Notes and the 2026 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The New 2022 Notes and the 2026 Notes were issued and sold pursuant to the Purchase Agreement, dated May 19, 2016, among the Company and certain of its subsidiaries, as guarantors, and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers named therein (the “Initial Purchasers”).

The terms of the New 2022 Notes are identical to the terms of the Company’s existing $300 million aggregate principal amount of 4.750% Senior Secured Notes due 2022 issued in August 2014 (the “Existing 2022 Notes”), other than the issue date, the issue price and the first interest payment date, and are fungible and vote together with the Existing 2022 Notes. The New 2022 Notes were issued under an Indenture, dated as of August 7, 2014 (the “Original Indenture”), by and among the Company, the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as trustee (the “Trustee”), and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”), as supplemented by the First Supplemental Indenture, dated as of June 3, 2016, between the Company, the subsidiary guarantors party thereto, the Trustee and the Collateral Agent (the “Supplemental Indenture”; the Original Indenture, as supplemented by the Supplemental Indenture, the “2022 Notes Indenture”).

The 2026 Notes were issued under an Indenture, dated as of June 3, 2016 (the “2026 Notes Indenture”, and together with the 2022 Notes Indenture, the “Indentures”), between the Company, the subsidiary guarantors party thereto, the Trustee and the Collateral Agent.

The New 2022 Notes, the Existing 2022 Notes and the 2026 Notes are referred to collectively as the “Senior Secured Notes.”

Indentures and Senior Secured Notes

The 2022 Notes Indenture, the form of the New 2022 Notes, which is attached as an exhibit to the 2022 Notes Indenture, the 2026 Notes Indenture, and the form of the 2026 Notes, which is attached as an exhibit to the 2026 Notes Indenture, provide, among other things, that the Senior Secured Notes are guaranteed (the “Guarantees”) on a senior secured basis by all of the Company’s existing and future direct and indirect subsidiaries (the “Subsidiary Guarantors”) that guarantee the Company’s Credit Agreement, dated as of November 15, 2010, as amended, restated or supplemented from time to time, by and among the Company, the several lenders from time to time parties thereto, Credit Agricole Corporate and Investment Bank, Mizuho Corporate Bank LTD., Royal Bank of Canada and The Royal Bank of Scotland PLC, as co-documentation agents, Bank of Tokoyo-Mitsubishi UFJ Trust Company, Bank of America N.A. and Suntrust Bank, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent (the “Senior Credit Facility”), and the Company’s other indebtedness and indebtedness of the Subsidiary Guarantors.

The Company’s obligations with respect to the Senior Secured Notes, the obligations of the Subsidiary Guarantors under the Guarantees and the performance of all of the Company’s and the Subsidiary Guarantors’ other obligations under the 2022 Notes Indenture and the 2026 Notes Indenture are secured equally and ratably with the Company’s and the Subsidiary Guarantors’ obligations under the Senior Credit Facility and the Company’s 3.750% Senior Secured Notes due 2019 (the “Existing 2019 Notes”) by first-priority liens, subject to permitted liens, on certain of the Company’s and the Subsidiary Guarantors’ assets now owned or acquired in the future by the Company or the Subsidiary Guarantors (other than real property, accounts receivable sold pursuant to the Company’s existing accounts receivable securitization program with a group of conduit lenders, liquidity banks, and PNC Bank, National Association, as administrative agent (the “Existing Receivables Facility”), and other excluded assets (the “Common Collateral”)) as set forth in the Amended and Restated Collateral Agreement, dated as of August 7, 2014, among the Company, the Subsidiary Guarantors and the Collateral Agent, as supplemented by the Additional Authorized Representative Joinder Agreement, dated as of June 3, 2016, among the Company, the Subsidiary Guarantors party thereto and the Collateral Agent (as supplemented, “Amended and Restated Collateral Agreement”).

Ranking. The Senior Secured Notes and the Guarantees are the Company’s and the Subsidiary Guarantors’ senior secured obligations and (i) rank senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated indebtedness, (ii) rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness, (iii) rank equally with the Company’s obligations under the Senior Credit Facility and the Existing 2019 Notes to the extent of the value of the Common Collateral, (iv) rank effectively senior to the Company’s and the Subsidiary Guarantors’ existing and future unsecured debt to the extent of the value of the assets securing the Senior Secured Notes and the Guarantees, (v) effectively rank equal to all future debt that shares in the first-priority liens that secure the Senior Secured Notes and (vi) are structurally subordinated to obligations of the Company’s non-guarantor subsidiaries.

Interest and Maturity. Interest on the New 2022 Notes accrues from February 1, 2016 and will be payable on February 1 and August 1, commencing August 1, 2016, until the maturity date of August 1, 2022. Purchasers of the New 2022 Notes paid accrued interest thereon from February 1, 2016 to the issuance date of June 3, 2016. Interest on the 2026 Notes accrues from June 3, 2016 and is payable on June 1 and December 1, commencing December 1, 2016, until the maturity date of June 1, 2026.

Certain Covenants. The terms of the Indentures, among other things, limit the Company’s and the Company’s restricted subsidiaries’ ability to create liens on certain assets to secure debt, sell certain assets and consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. However, if the Senior Secured Notes receive investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s) and Standard & Poor’s Ratings Services (“S&P”), the covenants limiting the creation of liens and sales of certain assets will terminate and will be replaced by limitations on the Company’s ability to create mortgages on certain of its principal properties to secure debt and to engage in certain sale and lease-back transactions, subject to important exceptions and qualifications.

Events of Default. The Indentures provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: (i) failure to pay the principal or any premium on the Senior Secured Notes when due; (ii) failure to pay any interest on the Senior Secured Notes when due, and such default continues for a period of 30 days; (iii) failure to perform, or the breach of, any of the Company’s other applicable covenants or warranties in the Indentures, and such default continues for a period of 60 days after written notice by holders of at least 10% in principal amount of the outstanding Senior Secured Notes of each series; (iv) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries, subject to additional conditions described in the Indentures; (v) failure by the Company or any significant subsidiary or group of restricted subsidiaries that taken together would constitute a significant subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final; (vi) certain events of bankruptcy, insolvency or reorganization described in the Indentures with respect to the Company or any significant subsidiary or group of restricted subsidiaries that together would constitute a significant subsidiary; (vii) the Guarantee of a significant subsidiary or group of Subsidiary Guarantors that taken together would constitute a significant subsidiary ceases to be in full force and effect or any responsible officer of a Subsidiary Guarantor that is a significant subsidiary or group of Subsidiary Guarantors that taken together would constitute a significant subsidiary denies liability under its Guarantee, except in accordance with the Indentures and (viii) the security interest with respect to collateral having a fair market value in excess of $100 million ceases to be in full force and effect or is declared invalid or invalid or unenforceable, except in accordance with the Indentures. In the case of an event of default (other than certain events of bankruptcy, insolvency or reorganization), the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Secured Notes may declare all the Senior Secured Notes to be due and payable immediately. In the case of an event of default constituting an event of bankruptcy, insolvency or reorganization, all the Senior Secured Notes shall immediately become due and payable, without action by the trustee or the holders of the Senior Secured Notes.

Optional Redemption. The Company may redeem some or all of the New 2022 Notes and the Existing 2022 Notes at any time on or after August 1, 2017. The Company may also redeem up to 35% of the New 2022 Notes and the Existing 2022 Notes using the proceeds of certain equity offerings completed before August 1, 2017. In addition, at any time prior to August 1, 2017, the Company may redeem some or all of the New 2022 Notes and Existing 2022 Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, plus a “make-whole” premium. In addition the Company may redeem some or all of the 2022 Notes at the price set forth below (expressed as a percentage principal amount of the 2022 Notes) plus accrued and unpaid interest, to, but not including, the redemption date if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2017	103.563%
2018	102.375%
2019	101.188%
2020 and thereafter	100.000%

The Company may also redeem some or all of the 2026 Notes at any time on or after June 1, 2021. The Company may also redeem up to 35% of the 2026 Notes using the proceeds of certain equity offerings completed before June 1, 2019. In addition, at any time prior to June 1, 2021, the Company may redeem some or all of the 2026 Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, plus a “make-whole” premium. In addition the Company may redeem some or all of the 2026 Notes at the price set forth below (expressed as a percentage principal amount of the 2026 Notes) plus accrued and unpaid interest, to, but not including, the redemption date if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2021	102.500%
2022	101.667%
2023	100.833%
2024 and thereafter	100.000%

Change of Control Offer. Upon the occurrence of specific kinds of changes of control, holders of the Senior Secured Notes will have the right to cause the Company to repurchase some or all of their Senior Secured Notes at 101% of their face amount, plus accrued and unpaid interest, to, but not including, the repurchase date. However, this change of control offer provision will be suspended during any period in which the Senior Secured Notes have investment grade ratings from both Moody’s and S&P.

Asset Sale Offer. If the Company or its restricted subsidiaries sell assets, under certain circumstances, the Company will be required to use the net proceeds to make an offer to purchase Senior Secured Notes at an offer price in cash in an amount equal to 100% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest to the repurchase date. However, this asset sale offer provision will terminate if the Senior Secured Notes receive investment grade ratings from both Moody’s and S&P.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Notes Indenture, the 2026 Notes Indenture and the forms of the New 2022 Notes and the 2026 Notes. The Supplemental Indenture and the 2026 Notes Indenture are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Relationships

Certain of the Initial Purchasers and their affiliates engage in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, an affiliate of Merrill Lynch Pierce Fenner & Smith Incorporated acted as lead arranger of the Fifth Amendment to the Senior Credit Facility, J.P. Morgan Securities LLC acted as administrative agent and collateral agent under the Senior Credit Facility, and affiliates of certain of the Initial Purchasers are as lenders under that facility. In addition, affiliates of certain of the Initial Purchasers are lenders under the Senior Credit Facility. An affiliate of PNC Capital Markets LLC acts as administrative agent and affiliates of certain of the Initial Purchasers act as buyers of receivables under the Existing Receivables Facility. In addition, affiliates of certain Initial Purchasers are counterparties to the Company’s interest rate swap agreements. MUFG Union Bank is Trustee under the 2022 Notes Indenture and the 2026 Notes Indenture and a lender under the Senior Credit Facility.

Fifth Amendment to Credit Agreement

On June 7, 2016, the Company entered into a Fifth Amendment (the “Fifth Amendment”) to its Credit Agreement, dated as of November 15, 2010, as amended on March 15, 2011, September 21, 2012, May 16, 2013 and August 7, 2014, among the Company, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto (the “Senior Credit Facility”). The Fifth Amendment is effective on June 7, 2016.

The Fifth Amendment amends the Senior Credit Facility to increase the size of the Term Loan A facility, by $200 million to approximately $1.907 billion. The proceeds were used to repay outstanding borrowings under the revolving credit facility of the Credit Agreement.

The foregoing description of the Fifth Amendment is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The obligations of the Company and the Subsidiary Guarantors under the Senior Credit Facility are secured, on an equal ratable basis with the holders of the Senior Secured Notes pursuant to the Amended and Restated Collateral Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The Company is party to an indenture, dated as of January 20, 2000 (the “Base Indenture”), as amended by (i) a supplemental indenture, dated as of June 20, 2006, (ii) a second supplemental indenture, dated as of November 15, 2010 and (iii) a third supplemental indenture, dated as of August 7, 2014 ( such supplemental indentures, collectively with the Base Indenture, the “7.125% Notes Indenture”), with The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee (the “7.125% Notes Trustee”), relating to $400,000,000 aggregate principal amount of the Company’s 7.125% Notes due 2016 (the “7.125% Notes”). On June 3, 2016, the Company caused to be transferred, from the proceeds of the sale of the New 2022 Notes and the 2026 Notes described in Item 1.01 above, the sum of $414,250,000 to the 7.125% Notes Trustee, representing the Company’s irrevocable deposit with the 7.125% Notes Trustee, as trust funds, of the entire amount sufficient to pay at maturity all of the 7.125% Notes that had not theretofore been delivered to the 7.125% Notes Trustee for cancellation, including all principal and interest on the 7.125% Notes due or to become due to the date of maturity of the 7.125% Notes, for the purpose of paying or causing to be paid the entire principal amount of and accrued interest on all of the 7.125% Notes outstanding under the 7.125% Notes Indenture as and when the same shall have become due and payable, and effectuating the satisfaction and discharge of the 7.125% Notes Indenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 under the subheadings, “Issuance of Senior Secured Notes,” “Indentures and Senior Secured Notes” and “Fifth Amendment to Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification of Rights of Security Holders.

The information in response to Item 1.01, including, without limitation, the description of the Supplemental Indenture and the issuance of New 2022 Notes under the 2022 Notes Indenture in addition to the Existing 2022 Notes and the Existing 2019 Notes, is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Supplemental Indenture, dated as of June 3, 2016, to Indenture, dated as of August 7, 2014, by and among the Company, the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2	Indenture, dated as of June 3, 2016, between the Company, the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

4.3	Additional Authorized Representative Joinder Agreement, dated as of June 3, 2016, among the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

10.1	Fifth Amendment to the Credit Agreement, dated as of November 15, 2010, as amended on March 15, 2011, September 21, 2012, May 16, 2013 and August 7, 2014, among the Company, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President and
Chief Financial Officer

Date: June 8, 2016

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Supplemental Indenture, dated as of June 3, 2016, to Indenture, dated as of August 7, 2014, by and among the Company, the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2	Indenture, dated as of June 3, 2016, between the Company, the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

4.3	Additional Authorized Representative Joinder Agreement, dated as of June 3, 2016, among the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

10.1	Fifth Amendment to the Credit Agreement, dated as of November 15, 2010, as amended on March 15, 2011, September 21, 2012, May 16, 2013 and August 7, 2014, among the Company, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.